Exhibit 3.2

BY-LAWS OF EUROSPORT ACTIVE WORLD CORP

These By-Laws of Eurosport Active World Corp (the “Agreement”) are made and effective June 15th, 2012.

ARTICLE I. CORPORATE OFFICES

1.1. Principal Office

The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of Florida. If the principal executive office is located outside of United States and the corporation has one or more business offices outside of United States of America, then the Board of Directors shall fix and designate a principal business office in MIAMI/FLORIDA.

1.2. Other Offices

The Board of Directors may at any time establish branch or subordinate offices at any place or places.

ARTICLE II. MEETINGS OF SHAREHOLDERS

2.1. Place Of Meetings

All meetings of shareholders shall be held at any place within or outside of United States designated by the Board of Directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation or at any place consented to in writing by all persons entitled to vote at such meeting, given before or after the meeting and filed with the Secretary of the corporation.

2.2. Annual Meeting

An annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors. At that meeting, directors shall be elected. Any other proper business may be transacted at the annual meeting of shareholders.

2.3. Special Meetings

Special meetings of the shareholders may be called at any time, subject to the provisions of Sections 2.4 and 2.5 of these By-Laws, by the Board of Directors, the Chairman of the Board, the President or the holders of shares entitled to cast not less than 20% of the votes at that meeting.

If a special meeting is called by anyone other than the Board of Directors or the President or the Chairman of the Board, then the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by other written communication to the Chairman of the Board, the President, any Vice President or the Secretary of the corporation. The officer receiving the request forthwith shall cause notice to be given to the shareholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of these By-Laws, that a meeting will be held at the time requested by the person or persons calling the meeting, so long as that time is not less than 15 nor more than 60 days after the receipt of the request. If the notice is not given within 15 days after receipt of the request, then the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

2.4. Notice Of Shareholders’ Meetings

All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 2.5 of these By-Laws not less than 15 (or, if sent by third-class mail pursuant to Section 2.5 of these By-Laws, not less than 30 nor more than 15 days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no business other than that specified in the notice may be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of the next paragraph of this Section 2.4, any proper matter may be presented at the meeting for such action. The notice of any meeting at which Directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board for election.

If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, (ii) an amendment of the Articles of Incorporation, , (iii) a reorganization of the corporation, (iv) a voluntary dissolution of the corporation, or (v) a distribution in dissolution other than in accordance with the rights of any outstanding preferred shares, then the notice shall also state the general nature of that proposal.

2.5. Manner Of Giving Notice; Affidavit Of Notice

Notice of a shareholders' meeting shall be given either personally or by first-class mail, or, if the corporation has outstanding shares held of record by 10 or more persons on the record date for the shareholders' meeting, notice may be sent by third-class mail, or other means of written communication, addressed to the shareholder at the address of the shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.

If any notice (or any report referenced in Article VII of these By-Laws) addressed to a shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States of America Postal Service marked to indicate that the United States of America Postal Service is unable to deliver the notice to the shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of 30 days from the date of the giving of the notice.

An affidavit of mailing of any notice or report in accordance with the provisions of this Section 2.6, executed by the Secretary, Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice or report.

2.6. Quorum

The presence in person or by proxy of the holders of a majority of the shares entitled to vote an any meeting shall constitute a quórum for the transaction of business. The Stockholders present at a dully called or held meeting at which a quórum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

2.7. Adjourned Meeting; Notice

Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy.

When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if its time and place are announced at the meeting at which the adjournment is taken. However, if the adjournment is for more than 5 days from the date set for the original meeting or if a new record date for the adjourned meeting is fixed, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5 of these By-Laws. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

2.8. Voting

At all meetings of Stockholders, every stockholder entitled to vote shall have the right to vote, in person or by proxy, on each matter to come before the meeting, the number of shares tansing in that person’s own name on the stock records of the Corporation. There shall be no columative voting. Such vote may be by voice or by ballot upon demand made by a Stockholder at any election and before the voting begins.

2.9. Validation Of Meetings; Waiver Of Notice; Consent

The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, are as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. Neither the business to be transacted at nor the purpose of any annual or special meeting of shareholders need be specified in any written waiver of notice or consent to the holding of the meeting or approval of the minutes thereof, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.4 of these By-Laws, the waiver of notice or consent or approval shall state the general nature of the proposal. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance of a person at a meeting shall constitute a waiver of notice of and presence at that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the Florida Code to be included in the notice of such meeting but not so included, if such objection is expressly made at the meeting.

2.10. Shareholder Action By Written Consent Without A Meeting

Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors. However, a director may be elected at any time to fill any vacancy on the Board of Directors, provided that it was not created by removal of a director and that it has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors.

All such consents shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxy holders, may revoke the consent by a writing received by the Secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

If the consents of all shareholders entitled to vote have not been solicited in writing, the Secretary shall give prompt notice of any corporate action approved by the shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing. Such notice shall be given in the manner specified in Section 2.5 of these By-Laws. In the case of approval of (i) a contract or transaction in which a director has a direct or indirect financial interest, (ii) indemnification of a corporate agent, (iii) a reorganization of the corporation, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, the notice shall be given at least 5 days before the consummation of any action authorized by that approval, unless the consents of all shareholders entitled to vote have been solicited in writing.

2.11. Record Date For Shareholder Notice; Voting; Giving Consents

In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote, the Board of Directors may fix, in advance, a record date, which shall not be more than 30 days nor less than 5 days prior to the date of such meeting nor more than 5 days before any other action. Shareholders at the close of business on the record date are entitled to notice and to vote, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than 30 days from the date set for the original meeting.

2.12. Proxies

Every person entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation. However, no such proxy shall be valid after the expiration of three (3) years from the date of its execution, unless the Stockholder executing it especifies therein the length of time for which such proxy is to continue in forcé, which in no case shall exceed seven (7)years from the date of execution.

3.	ACTION WITHOUT A MEETING

3.1 Any action which may be taken by the vote of Stockholders at a meeting may be taken without a meeting if authorized by the written consent of Stockholders holding at least a majority of the voting power; provided:

3.1.1 That if any greater proportion of voting power is required for such action at a meeting, then such greater proportion of written consents shall be required.;

3.1.2 That this general provision for action by written consent shall not supersede any specific provision for action by written consent contained in Titled 8 of the Florida Code; and

3.1.3 In no instance where action is authorized by written consent need a meeting of Stockholders be called or noticed.

4.	TELEPHONIC MEETINGS
At any meeting held pursuant to these Bylaws, Stockholders may participate by means of a telephone conference or similar method of communication by which all persons participating in the meeting can hear each other. Participation in such a meeting constitutes presence in person at the meeting,

ARTICILE IV. DIRECTORS

4.1. Powers

Subject to the provisions of the Florida Code and any limitations in the Articles of Incorporation and these By-Laws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Directors shall have the following powers:

First. To select and remove all Officers, Agents and employees of the Corporation, precribe such powers and duties for them as may not be inconsistent with law, with the Certificate of Incorporation of the Bylaws, fix their compensation and required from the security for faithful service.

Second. To conduct, manage and control de affairs and business of the Corporation, and to make such rules and regulations therefore not inconsistent with law, with the Certificate of Incorporation of the Bylwas, as they may deem best.

Third. To fix and locate from time to time one or more offices of the Corporation within or without the State of Florida; to designate any place within or without the State of Florida for the holdings of any Stockholders’ meeting or meetings; and to adopt, make and use a Corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgement they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

Fourth. To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or service actiually rendered, debts or securities canceled, or tangible or intangible property actually received, or in the case of shares issued as dividend, against amounts transferred from surplus to stated capital.

Fifth. To borrow money and incur indebtedness for the purpose of the Corporation, and to cause to be executed and delivered therefore, in the Corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidence of debt and securities therefore.

Sixth. To appoint an executive committee and other committees, and to delegate to the executive committee and of the powers and authority of the Board in the management of the business and affairs of the Corporation. The executive committee shall be composed of one or more Directors.

4.2. Number Of Directors

The authorized number of directors of the corporation shall be two (2) or more. The number of Directors may be increased or decreased by a duly adopted resolution of the Board of Directors.

4.3. Election And Term Of Office Of Directors

At least one-third of the Directors shall be elected at each annual meeting of stock holders, but if and such annual meeting is not held, or the Directors are not selected at such meeting, the Directors may be elected at any special meeting of Stockholders. All Directors shall hold office until their respective successors are elected.

4.4. Resignation And Vacancies

Any director may resign effective upon giving oral or written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

Vacancies on the Board of Directors may be filled by a majority of the remaining directors, or if the number of directors then in office is less than a quorum by (i) unanimous written consent of the directors then in office, (ii) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice, or (iii) a sole remaining director; however, a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum), or by the unanimous written consent of all shares entitled to vote thereon. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified, or until his or her death, resignation or removal.

A vacancy or vacancies in the Board of Directors shall be deemed to exist (i) in the event of the death, resignation or removal of any director, (ii) if the Board of Directors by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, (iii) if the authorized number of directors is increased, or (iv) if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be elected at that meeting.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors, but any such election by written consent, other than to fill a vacancy created by removal, shall require the consent of the holders of a majority of the outstanding shares entitled to vote thereon. A director may not be elected by written consent to fill a vacancy created by removal except by unanimous consent of all shares entitled to vote for the election of directors.

4.5. Place Of Meetings; Meetings By Telephone

Regular meetings of the Board of Directors may be held at any place within or outside the State of Florida that has been designated from time to time by resolution of the Board. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board may be held at any place within or outside the State of Florida that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

Members of the Board may participate in a meeting through the use of conference telephone or similar communications equipment, so long as all directors participating in such meeting can hear one another. Participation in a meeting pursuant to this paragraph constitutes presence in person at such meeting.

4.6. Regular Meetings

Regular meetings of the Board of Directors may be held without notice if the time and place of such meetings are fixed by the Board of Directors.

4.7. Special Meetings; Notice

Subject to the provisions of the following paragraph, special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary or any two (2) directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, telegram, charges prepaid, or by fax, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least five (5) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by fax or telegram, it shall be delivered personally or by telephone or by fax or to the telegraph company at least 48 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting.

4.8. Quorum

A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors, unless a greater number be required by law or by the Certificate of Incorporation.

A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

4.9. Waiver Of Notice

Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

4.10 Adjournment

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

4.11. Notice Of Adjournment

Notice of the time and place of holding an adjourned meeting need not be given to absent Directors ifc the time and place were fixed at the meeting adjourned.

4.12. Board Action By Written Consent Without A Meeting

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors.

4.13. Fees And Compensation Of Directors

Directors shall not receive any stated salary for their services as Directors, but by resolution of the Board, a fixed fee, with or without expenses of attendance, may be allowed fro attendance at each meeting. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity as an Officer, Agent, employee or otherwise, and receiving the compensation therefrom.

ARTICLE 5. OFFICERS

5.1. Officers

The officers of the corporation shall be a President, a Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these By-Laws. Any number of offices may be held by the same person.

5.2. Appointment Of Officers

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these By-Laws, shall be chosen by the Board and serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

5.3. Subordinate Officers

The Board of Directors may appoint, or may empower the Chairman of the Board or the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these By-Laws or as the Board of Directors may from time to time determine.

5.4. Removal And Resignation Of Officers

Subject to the rights, if any, of an officer under any contract of employment, all officers serve at the pleasure of the Board of Directors and any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the Board or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

5.5. Vacancies In Offices

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these By-Laws for regular appointments to that office.

5.6. Chairman Of The Board

The Chairman of the Board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned by the Board of Directors or as may be prescribed by these By-Laws. If there is no President, then the Chairman of the Board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these By-Laws.

5.7. President

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation. The President shall preside at all meetings of the shareholders and, in the absence or nonexistence of a Chairman of the Board, at all meetings of the Board of Directors. The President shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws.

5.8. Vice Presidents

In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these By-Laws, the President or the Chairman of the Board.

5.9. Secretary

The Secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of Directors, committees of directors and shareholders. The minutes shall show the time and place of each meeting, whether regular or special, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

The Secretary shall keep at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give notice of all meetings of the shareholders and of the Board of Directors required to be given by law or by these By-Laws. The Secretary shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these By-Laws.

5.10. Chief Financial Officer

The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares.

The Chief Financial Officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the corporation as may be ordered by the Board, shall render to the President and directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these By-Laws.

ARTICLE 6. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

6.1. Indemnification Of Directors

The corporation shall, to the maximum extent and in the manner permitted by the Florida Code, indemnify each of its directors against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in section 607.0850 of Florida Statues), arising by reason of the fact that such person is or was a director of the corporation. For purposes of this Article VI, a director of the corporation includes any person (i) who is or was a director of the corporation, (ii) who is or was serving at the request of the corporation as a director of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.2. Indemnification Of Others

The corporation shall have the power, to the extent and in the manner permitted by the Florida Code , to indemnify each of its employees, officers, and agents (other than directors) against expenses (as defined in section 607.0850 of Florida Code, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined 607.0850 section of Florida Code, arising by reason of the fact that such person is or was an employee, officer, or agent of the corporation. For purposes of this Article VI, an employee or officer or agent of the corporation (other than a director) includes any person (i) who is or was an employee, officer, or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee, officer, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee, officer, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.3. Insurance Indemnification

The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of that person's status as such, whether or not the corporation would have the power to indemnify that person against such liability under the provisions of this Article VI.

6.4. Conflicts

No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

i. That it would be inconsistent with a provision of the Articles of Incorporation, these By-Laws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

ii. That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

6.5. Indemnity Agreements

The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the corporation, or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, or any person who was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation, providing for indemnification rights equivalent to or, if the Board of Directors so determines and to the extent permitted by applicable law, greater than, those provided for in this Article VI.

6.6. Amendment, Repeal Or Modification

Any amendment, repeal or modification of any provision of this Article VI shall not adversely affect any right or protection of a director or agent of the corporation existing at the time of such amendment, repeal or modification.

ARTICLE 7. RECORDS AND REPORTS

7.1. Maintenance And Inspection Of Share Register

The corporation shall keep either at its principal executive office or at the office of its transfer agent or registrar (if either be appointed), as determined by resolution of the Board of Directors, a record of its shareholders listing the names and addresses of all shareholders and the number and class of shares held by each shareholder.

The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to the holder's interests as a shareholder or holder of a voting trust certificate.

7.2. Maintenance And Inspection Of By-Laws

The corporation shall keep at its principal executive office or, if its principal executive office is not in the State of [STATE/PROVINCE], at its principal business office in [STATE/PROVINCE], the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of [STATE/PROVINCE] and the corporation has no principal business office in such state, then it shall, upon the written request of any shareholder, furnish to such shareholder a copy of these By-Laws as amended to date.

7.3. Maintenance And Inspection Of Other Corporate Records

The accounting books and records and the minutes of proceedings of the shareholders and the Board of Directors, and committees of the Board of Directors shall be kept at such place or places as are designated by the Board of Directors or, in absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

7.4. Inspection By Directors

Every director shall have the absolute right at any reasonable time to inspect corporate records, and documents of every kind and to inspect the physical properties of the corporation and each of its subsidiary corporations, domestic or foreign.

7.5. Annual Report To Shareholders; Waiver

The Board of Directors shall cause an annual report to be sent to the shareholders not later than 60 days after the close of the fiscal year adopted by the corporation. Such report shall be sent to the shareholders at least 30 (or, if sent by third-class mail, 45 days prior to the annual meeting of shareholders to be held during the next fiscal year and in the manner specified in Section 2.5 of these By-Laws for giving notice to shareholders of the corporation.

The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and statement of changes in financial position for the fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the books and records of the corporation.

The foregoing requirement of an annual report shall be waived so long as the shares of the corporation are held by fewer than 500 holders of record.

7.6. Financial Statements

If no annual report for the fiscal year has been sent to shareholders, then the corporation shall, upon the written request of any shareholder made more than 60 days after the close of such fiscal year, deliver or mail to the person making the request, within 60 days thereafter, a copy of a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year.

A shareholder or shareholders holding at least [20%] of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three-month, six-month or nine-month period of the current fiscal year ended more than 30 days prior to the date of the request and a balance sheet of the corporation as of the end of that period. The statements shall be delivered or mailed to the person making the request within 30 days thereafter. A copy of the statements shall be kept on file in the principal office of the corporation for 12 months and it shall be exhibited at all reasonable times to any shareholder demanding an examination of the statements or a copy shall be mailed to the shareholder. If the corporation has not sent to the shareholders its annual report for the last fiscal year, the statements referred to in the first paragraph of this Section 7.6 shall likewise be delivered or mailed to the shareholder or shareholders within 30 days after the request.

The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report thereon, if any, of any independent accountants engaged by the corporation or the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

7.7. Representation Of Shares Of Other Corporations

The Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Secretary or Assistant Secretary of this corporation, or any other person authorized by the Board of Directors or the President or a Vice President, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

ARTICLE 8. GENERAL MATTERS

8.1. Record Date For Purposes Other Than Notice And Voting

For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than with respect to notice or voting at a shareholders meeting or action by shareholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than 30 days prior to any such action. Only shareholders of record at the close of business on the record date are entitled to receive the dividend, distribution or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation or the Florida Code.

If the Board of Directors does not so fix a record date, then the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto or the 30 day prior to the date of that action, whichever is later.

8.2. Checks; Drafts; Evidences Of Indebtedness

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.3. Corporate Contracts And Instruments: How Executed

The Board of Directors, except as otherwise provided in these By-Laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.4. Certificates For Shares

A certificate or certificates for shares of the corporation shall be issued to each shareholder when any of such shares are fully paid. The Board of Directors may authorize the issuance of certificates for shares partly paid provided that these certificates shall state the total amount of the consideration to be paid for them and the amount actually paid. All certificates shall be signed in the name of the corporation by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be by facsimile.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.

8.5. Lost Certificates

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation or its transfer agent or registrar and cancelled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed (as evidenced by a written affidavit or affirmation of such fact), authorize the issuance of replacement certificates on such terms and conditions as the Board may require; the Board may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

8.6. Construction; Definitions

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Florida Code shall govern the construction of these By-Laws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term person includes both a corporation and a natural person.

ARTICLE 9. AMENDMENTS

9.1. Amendment By Shareholders

New By-Laws may be adopted or these By-Laws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized Directors of the corporation, then the authorized number of Directors may be changed only by an amendment of the Articles of Incorporation.

9.2. Amendment By Directors

Subject to the rights of the shareholders as provided in Section 9.1 of these By-Laws, By-Laws, other than a By-Law or an amendment of a By-Law changing the authorized number of directors (except to fix the authorized number of directors pursuant to a By-Law providing for a variable number of directors), may be adopted, amended or repealed by the Board of Directors.

9.3. Record Of Amendments

Whenever an amendment or new By-Law is adopted, it shall be copied in the book of minutes with the original By-Laws. If any By-Law is repealed, the fact of repeal, with the date of the meeting at which the repeal was enacted or written consent was filed, shall be stated in said book.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

ATTORNEY

Ralph Hofmeier - CEO

Corey Hoffman

CERTIFICATION OF BY-LAWS

Reference in these By-Laws to any provision of the Florida Corporations code shall be deemed to include all amendments thereof.

I, the undersigned, do hereby certify:

1. That I am the duly elected and acting Secretary of Eurosport Active World Corp a Florida corporation.

2. That the foregoing By-Laws constitute the By-Laws of said corporation as adopted by the Directors of said corporation by unanimous written consent at a duly called and held meeting of the Board of Directors on June 15th 2012

IN WITNESS WHEREOF, I have hereunto subscribed my name this 15th of June 2012

SECRETARY

Irma Velazquez, MSc